Exhibit 10.3

[ * ] – CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, iTEM 601(B)(10). sUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

THIRD AMENDMENT AND CONSENT

This THIRD AMENDMENT AND CONSENT (this “Third Amendment”), effective as of May 22, 2024 (the “Third Amendment Effective Date”), is executed by and between ROYALTY PHARMA DEVELOPMENT FUNDING, LLC, a Delaware limited liability company (“RP” or the “Lender”, and together with RP’s affiliates, successors and/or assignees that become Lenders under the Loan Agreement, collectively but not jointly, the “Lenders”) and CYTOKINETICS, INCORPORATED, a Delaware corporation with offices located at 350 Oyster Point Boulevard, South San Francisco, CA 94080 (“Borrower”).

WHEREAS, the Lender and Borrower are parties to that certain Development Funding Loan Agreement dated as of January 7, 2022 (as amended by the Consent and Amendment dated as of June 30, 2022 and the Second Amendment dated as of December 8, 2022, the “Loan Agreement”);

WHEREAS, the Lender and Borrower desire to amend the Loan Agreement to, among other things, add a new Tranche 6 Advance and a new Tranche 7 Advance, each on the terms set forth in this Third Amendment;

WHEREAS, concurrent with entry into this Third Amendment, the Lender (or one or more of its affiliates, as applicable) and Borrower desire to (i) amend that certain Revenue Participation Right Purchase Agreement entered into by Borrower and Royalty Pharma Investments 2019 ICAV on January 7, 2022 by entry into an Amendment No. 1 to Revenue Participation Right Purchase Agreement, (ii) enter into that certain 2024 Development Funding Loan Agreement and (iii) enter into that certain CK-586 Revenue Participation Right Purchase Agreement ((i) to (iii) collectively, the “2024 Transaction Documents”);

WHEREAS, Borrower desires that the Lender consents to the entry of each of the 2024 Transaction Documents and make certain other modifications to the Loan Agreement; and

WHEREAS, the Lender desires to consent to the entry of the 2024 Transaction Documents and such other modifications to the Loan Agreement, each on the terms set form in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the benefits contained therein, the parties agree as follows:

Section 1 Definitions; Interpretation. All capitalized terms used in this Third Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

Section 2 Consent. Notwithstanding anything to the contrary in the Loan Agreement, subject to the satisfaction of the conditions precedent set forth in Section 4 of this Third Amendment, the Lender hereby consents to the execution and delivery by Borrower of each 2024 Transaction Document and agrees that the execution and delivery by Borrower of each 2024 Transaction Document and the performance by Borrower of its obligations thereunder do not and will not constitute an Event or Default, a default, a breach or similar event under the Loan Agreement or this Third Amendment. The consent in this Section 2 shall be effective only in this specific instance, for the specific purpose set forth herein and solely with respect to the 2024 Transaction Documents, and does not allow for any other or further departure from the terms and conditions of the Loan Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect, nor shall it establish a custom or course of dealing or conduct between the Lenders, on the one hand, and the Borrower and any other Loan Party, on the other hand.

Section 3 Amendments to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Third Amendment, the Loan Agreement is amended as follows:

(a) Section 1.2 of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section:

“Terms used herein (whether capitalized or not) that concern the Collateral (or the creation, perfection, priority, protection or enforcement of Liens thereon) that are not otherwise defined herein shall have the meaning assigned thereto in Article 8 or Article 9 (as applicable) of the UCC if such terms are so assigned a meaning in such Articles of the UCC.”

(b) Section 2.2(a) of the Loan Agreement is hereby amended by adding a new Section 2.2 (a)(vi) and a new Section 2.2(a)(vii) immediately after Section 2.2(a)(v) and immediately prior to the last paragraph of Section 2.2(a):

“(vi) the Lenders shall, subject to satisfaction of all of the conditions set forth in Section 4 of the Third Amendment, severally (and not jointly) make a term loan to Borrower on the Third Amendment Effective Date in an aggregate amount of $50,000,000 (the “Tranche 6 Advance”);

(vii) during the Tranche 7 Draw Period, Borrower may request and the Lenders will, subject to the applicable conditions in this Agreement, severally (and not jointly) make in the amount up to $175,000,000 in the aggregate (the “Tranche 7 Commitment”), one or more term loans to Borrower, each in the increment(s) of $25,000,000 (the “Tranche 7 Advance”); provided that the Tranche 7 Commitment shall automatically terminate upon the earliest of the following: (A) the Tranche 7 Draw Condition does not occur on or prior to December 31, 2025 and (B) the Tranche 7 Commitment being terminated pursuant to Section 9.1(a).”

(c) The paragraph at the end of Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Each of Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance, Tranche 5 Advance, Tranche 6 Advance and Tranche 7 Advance is herein referred to singly as a “Term Loan”, and collectively as the “Term Loans”. After repayment, no Term Loan may be re-borrowed. Each Tranche 2 Commitment, Tranche 3 Commitment, Tranche 4 Commitment, Tranche 5 Commitment, and Tranche 7 Commitment is herein referred to singly as a “Commitment”, and collectively as the

“Commitments”. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed and understood by all parties hereto that all of the Tranche 2 Commitments and all of the Tranche 3 Commitments have expired and are no longer available.”

(d) Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Mandatory Draw.

(i) Due to the Tranche 4 Draw Condition previously occurring on April 4, 2024, Borrower is required to request (and Borrower agrees to so request) a Tranche 4 Advance of at least $50,000,000 during the Tranche 4 Draw Period; provided, however, that if the Tranche 5 Draw Condition occurs prior to the end of the Tranche 4 Draw Period, Borrower may request a Tranche 5 Advance of at least $50,000,000 during the Tranche 5 Draw Period in lieu of the Tranche 4 Advance required under this Section 2.2(b)(i).

(ii) Notwithstanding the foregoing or anything else to the contrary in this Agreement or any other Loan Document, if during the Tranche 4 Draw Period (without regard to the proviso to the definition of Tranche 4 Draw Period), Borrower or any of its Affiliates enters into a definitive agreement for, or there is otherwise an announcement of, a Change of Control (any such Change of Control, a “Specified Change of Control” and such condition, the “Tranche 4 Mandatory Full Draw Condition”), Borrower shall draw on or prior to the Change of Control Draw Date one Tranche 4 Advance of $75,000,000 (or such lesser amount that equals the then remaining portion of the Tranche 4 Commitment if one or more Tranche 4 Advances have previously been drawn) (such remaining portion of such Tranche 4 Commitments as of such applicable time, the “Remaining Tranche 4 Commitments”); provided that if such a Tranche 4 Advance in the entire amount of the Remaining Tranche 4 Commitments (such Tranche 4 Advance in such amount, the “Applicable Tranche 4 Advance”) has not been funded as of the Change of Control Draw Date, (A) such Applicable Tranche 4 Advance shall be deemed to be outstanding, (B) interest (at the applicable interest rate at such time pursuant to Section 2.3(a) and Section 2.3(b), as applicable) shall be deemed to incur, accrue and be fully-earned on such Applicable Tranche 4 Advance commencing on (and including), and at all times after, the Change of Control Draw Date (and shall be due and payable at the applicable time(s) for which interest is otherwise required to be paid under this Agreement and the other Loan Documents) and (C) AFPA Applicable Fees shall be incurred, outstanding, owed and fully-earned on such Applicable Tranche 4 Advance (and shall be due and payable at the applicable time(s) for which such AFPA Applicable Fees are otherwise required to be paid under this Agreement and the other Loan Documents) commencing on (and including), and at all times after, the Change of Control Draw Date, but the Final Payment solely in respect of such Applicable Tranche 4 Advance (and solely to the extent not actually drawn) shall be reduced by the principal amount of such undrawn Applicable Tranche 4 Advance (and such Applicable Tranche 4 Advance shall be deemed funded (and interest shall be deemed to start to incur, accrue and be earned on such Applicable Tranche 4 Advance on (and\ including), and at all times after, the Change of Control Draw Date and AFPA Applicable Fees shall be incurred, outstanding, owed and fully-earned on such Applicable Tranche 4 Advance) and such Applicable Tranche 4 Advance shall be deemed to have been repaid upon payment of the Final Payment. “Change of Control Draw Date” means the consummation or closing of a Specified Change of Control.

(e) Section 2.2(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c) Repayment. Except as otherwise expressly specified in Section 2.2(d) and Section 2.2(e), with respect to each Term Loan made by the Lenders, Borrower shall make (i) quarterly payments commencing on the last Business Day of the seventh (7th) full calendar quarter following the calendar quarter of the Funding Date of such Term Loan in an amount equal to (y) in the case of Term Loans consisting of a Tranche 1 Advance, a Tranche 4 Advance, a Tranche 5 Advance, a Tranche 6 Advance or a Tranche 7 Advance (or any other Term Loan not consisting of a Tranche 2 Advance or a Tranche 3 Advance), the amounts stated on “PART 1” of Schedule 2.2(c) attached hereto for the applicable calendar quarter, and (z) in the case of Term Loans consisting of a Tranche 2 Advance or a Tranche 3 Advance, the amounts stated on “PART 2” of Schedule 2.2(c) attached hereto for the applicable calendar quarter, and (ii) on the Maturity Date, a payment of the Final Payment. Each Term Loan may only be prepaid, paid or repaid in accordance with Sections 2.2(d), 2.2(e) and 2.8.”

(f) Section 2.2(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“If the Term Loans are (i) accelerated following the occurrence of an Event of Default pursuant to Section 9.1(a), Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to (x) with respect to an Event of Default other than an Event of Default of a type described in Section 8.5, the Regular Default Payment with respect to all Term Loans, and (y) with respect to an Event of Default of a type described in Section 8.5, the Specified Default Payment with respect to all Term Loans, (ii) repaid, prepaid or otherwise paid under any circumstances other than pursuant to clause (i) directly above or solely with respect to a voluntary prepayment of a Tranche 6 Advance or a Tranche 7 Advance pursuant to Section 2.2(e)(ii)(B) below, Borrower shall repay, prepay or pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share an amount equal to the Final Payment with respect to all Term Loans, or (iii) if any or all of the loans and other obligations (including, without limitation, the “Obligations” (as defined in the 2024 DFA) under the 2024 DFA are voluntarily prepaid, repaid, paid, defeased or repurchased early (whether pursuant to Section 2.2(d) thereof or otherwise and regardless of whether all of the requirements set forth in Section 2.2(d) thereof are fully satisfied), Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the Final Payment with respect to all Term Loans. Notwithstanding (but without duplication of) the foregoing or anything to the contrary in this Agreement or any other Loan Document, except in the instance described in clause (y) of the immediately preceding sentence, on the Maturity Date, if the Final Payment with respect to each Term Loan had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).”

(g) Section 2.2(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(e) Voluntary Prepayment of Term Loans. Borrower may at any time prepay all (but not less than all) of the Term Loans advanced by the Lenders under this Agreement, so long as (i) Borrower provides a written notice to the Lenders of Borrower’s election to prepay all of the outstanding Term Loans on at least ten (10) Business Days prior to such prepayment, (ii) Borrower pays (A) with respect to any Term Loan (other than a Tranche 6 Advance or a Tranche 7 Advance), the Final Payments to Lenders on the date of prepayment indicated in such notice, and (B) with respect to a Tranche 6 Advance of a Tranche 7 Advance, the Prepayment Amounts to Lenders on the date of prepayment indicated in such notice, (iii) during the Tranche 4 Draw Period, Borrower shall have requested and drawn a Tranche 4 Advance or a Tranche 5 Advance required under Section 2.2(b)(i) and (iv) if the Tranche 4 Mandatory Full Draw Condition have been satisfied, Borrower shall have requested and drawn one Tranche 4 Advance in aggregate amount of $75,000,000. The prepayment notice delivered by Borrower pursuant to the preceding sentence shall be irrevocable; provided that such prepayment notice may state that such prepayment notice is conditioned upon the effectiveness of other transactions or events specified therein, in which case such notice may be permanently revoked by Borrower (by written notice to the Lenders on or prior to the specified effective date) if such condition is not satisfied (and Borrower certifies in writing thereto). Upon any prepayment of all (but not less than all) of the Term Loans and other Obligations by Borrower pursuant to this Section 2.2(e), all Commitments of the Lenders shall be irrevocably and permanently terminated.

(h) Section 2.3(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a rate equal to 4% over the Prime Rate (the “Default Rate”); provided that, solely in the case of an Event of Default for the violation of any covenant in Article 6 (other than Sections 6.1(a), 6.2(a)(i), 6.2(a)(ii), 6.2(a)(iii) and 6.4, the last sentence of Section 6.9 and Section 6.11), the Default Rate shall accrue instead upon written notice from a Lender following such Event of Default. Notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, the Default Rate shall accrue (and be in addition to) to any interest which is included in Applicable Final Payment Amounts. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Lender.”

(i) Section 2.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 2.8 Change of Control. Borrower shall give the Lenders written notice of a Change of Control at least fifteen (15) Business Days prior to the consummation thereof but in any event not later than two (2) Business Days following the first public announcement thereof. Within ten Business Days after the receipt of such written notice, (a) the Lenders, in the exercise of their sole discretion, may deliver a written notice to the Borrower (the “Put Notice”) or (b) Borrower, in the exercise of its sole discretion, may deliver a written notice to the Lenders (the “Repayment Notice”) that (i) the Final Payment with respect to all Term Loans (other than a Tranche 6 Advance and a Tranche 7 Advance), and (ii) the Prepayment Amounts with respect to a Tranche 6 Advance and a Tranche 7 Advance, in each case of clause (i) and clause (ii), shall be due and payable and all remaining Commitments shall be automatically terminated upon the consummation of such Change of Control, with no further action taken by any Person as of or after the date of such Put Notice or Repayment Notice, as applicable. If the Lenders deliver a Put Notice or the Borrower delivers a Repayment Notice, as applicable, then simultaneously with consummation of such Change of Control, the Borrower shall make (or cause to be made), (A) the Final Payment with respect to all Term Loans (other than a Tranche 6 Advance or a Tranche 7 Advance) and (B) the Prepayment Amount with respect to a Tranche 6 Advance or a Tranche 7 Advance, in each case of clause (A) and clause (B), to the Lenders and all remaining Commitments shall be immediately and automatically terminated upon the consummation of such Change of Control. For purposes of determining the Final Payment Amount with respect to the Term Loans (other than a Tranche 6 Advance or a Tranche 7 Advance), any Tranche 4 Advance that is required to be requested or made (or deemed to be requested or made) pursuant to Section 2.2(b)(ii) on or prior to consummation of such Change of Control but has not been funded as of such consummation shall be deemed to be outstanding (and interest shall be deemed to have been incurred on such date and AFPA Applicable Fees shall be incurred on such amount), but the Final Payment in respect of such Tranche 4 Advance shall be reduced by the principal amount of such Tranche 4 Advance (and such Tranche 4 Advance shall be deemed funded (and interest shall be deemed to have been incurred on such amount on such date and AFPA Applicable Fees shall be incurred on such amount) and repaid upon payment of the Final Payment in accordance with this Section 2.8).”

(j) Section 3.2(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(d) Lender shall have received a certificate of a Responsible Officer of Borrower certifying that (i) the conditions set forth in clauses (c), (d) and (e) of this Section 4 have been satisfied, (ii) Borrower and its Subsidiaries are each Solvent and (iii) Tranche 4 Draw Period, Tranche 5 Draw Period or Tranche 7 Draw Period, as applicable, has commenced and is continuing.”

(k) Clause (v) of the second paragraph of Section 5.1 is hereby amended by replacing the language “the 2017 PA, Amendment or the 2017 PA” in such clause with the following: “the 2017 PA Amendment, the 2017 PA and the 2024 Transaction Documents”.

(l) Section 5.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 5.12. Definition of “Knowledge”. For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s Knowledge, or with a similar qualification, “Knowledge” means the actual knowledge of [ * ] after reasonable due inquiry; provided that in the case of “Borrower’s Knowledge” with respect to agents of Borrower or its Subsidiaries in the second paragraph of Section 5.6, it shall mean actual knowledge of the foregoing officers, without any inquiry.”

(m) Article 6 of the Loan Agreement is hereby amended by adding a new Section 6.11 at the end thereof:

“Section 6.11. CK-586 Financing. If the Borrower commences material negotiation of a term sheet to enter, or cause any of its Subsidiaries to commence material negotiation of a term sheet to enter, into a CK-586 Financing, then Borrower shall provide the Lenders, not less than [ * ] prior written notice of the expected (and actual) consummation of such CK-586 Financing, which notice shall include a reasonably detailed summary of the terms thereof (which such requirement may be satisfied by providing a copy of any term sheet for such proposed CK-586 Financing), and Borrower shall provide any such information thereafter to the Lenders that may be reasonably requested by any Lender. If such CK-586 Financing constitutes a Triggering CK-586 Financing, then, prior to the Borrower or any of its Subsidiaries entering into any such Triggering CK-586 Financing, (A) (1) Borrower shall cause each Subsidiary of the Loan Parties that guarantees the Triggered CK-586 Financing to enter into, a guarantee (which shall be deemed to be a Loan Document) in favor of the Lenders (and, at the sole option of the Lenders, a security agent for the Lenders) in form and substance reasonably satisfactory to the Lenders, pursuant to which such Subsidiary guarantees all of the Obligations under this Agreement and the other Loan Documents, (2) Borrower shall enter into, and cause each Loan Party (and each such Subsidiary that will (or is required to) enter into a guarantee pursuant to clause (A)(1)) to enter into, a security agreement (which shall be deemed to be a Loan Document) with (and in favor of) the Lenders (or, at the sole option of the Lenders, a security agent acting on behalf of the Lenders) in form and substance reasonably satisfactory to the Lenders, pursuant to which Borrower and any such other Loan Party (and such Subsidiary that will (or is required to) enter into a guarantee pursuant to clause (A)(1) above) would grant to the Lenders (or a security agent acting on behalf of the Lenders) as security for payment of all of Borrower’s and each Loan Party’s Obligations under this Agreement and the other Loan Documents a first priority security interest and Lien (subject solely to Permitted Liens) in and to all right, title and interest in, to and under the Product Assets, the Products, all “proceeds” (as defined in the UCC) of the foregoing and all deposit accounts and securities accounts into which such proceeds are (or any of the collateral is) deposited, whether now owned or existing or hereafter acquired or arising (all such assets and security, collectively, the “Collateral”), and (3) Borrower shall enter into, and cause each Loan Party (and each such Subsidiary of the Loan Parties that will (or is required to) enter into a guarantee pursuant to clause (A)(1) above) to enter into, such other documents that are necessary or are reasonably requested by the Lenders to provide the Lenders (or, at the sole option of the Lenders, a security agent for the Lenders) a first priority security interest and Lien (subject solely to Permitted Liens) in the Collateral, (B) the Borrower shall cause (or cause the applicable Loan Party or Subsidiary to cause) the lender or provider (or their agent, as applicable) of such Triggering CK-586 Financing (and any Indebtedness permitted by clause (e) of the definition of “Permitted Secured Indebtedness”) that is expressly permitted by this Agreement (and is actually) secured by the Product Assets for which a Triggering CK-586 Financing is also secured (and the Loan Parties shall, and shall cause any such applicable Subsidiary to) enter into a customary intercreditor agreement with the Lenders (or, at the sole option of the Lenders, a security agent for the Lenders) in form and substance reasonably satisfactory to the Lenders (a “Customary Intercreditor Agreement” (and the Lender shall, without unreasonable delay and in good faith negotiate and enter into such a Customary Intercreditor Agreement) and (C) Borrower shall, and shall cause the other Loan Parties (and such applicable Subsidiary) to take all actions necessary or reasonably requested by the Lenders to perfect, provide and maintain a first priority security interest (subject solely to Permitted Liens) in all of the Collateral.”

(n) Section 7.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Convey, sell, lease, transfer, license, assign, or otherwise dispose of (collectively, “Transfer”) all or substantially all of the business or property of Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary and, solely in connection with a Transfer of a CK-586 Subsidiary from a foreclosure or exercise of remedies pursuant to a Ring-Fenced CK-586 Financing, any CK-586 Subsidiary solely as permitted by (and in accordance with) the applicable intercreditor agreement in favor of the Lenders (or the security agent for the Lenders, as applicable)),”

(o) Section 7.8(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(d) (i) transactions among Loan Parties, (ii) transactions among Subsidiaries that are not Loan Parties and (iii) transactions solely with a CK-586 Subsidiary in connection with Permitted Investments, so long as such transactions are (A) in each case of clause (i), clause (ii) and clause (iii), Permitted Investments, (B) in each case of clause (i), clause (ii) and clause (iii), incurred in the ordinary course of business; provided that, solely in the case of clause (iii), a CK-586 Financing is not required to be in the ordinary course of business, and (C) in the case of clause (iii), upon fair and reasonable terms that are no less favorable to a Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person.”

(p) Section 8.02(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) (i) Borrower or any Loan Party violates any covenant in Section 6.2(a)(i), 6.2(a)(ii) or 6.2(a)(iii), Section 6.4 (Taxes), Section 6.11 (CK-586 Financing), or Article 7, (ii) Borrower or any Loan Party violates the last sentence of Section 6.9 (Notice of Default) or (iii) Borrower or any Loan Party fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates) (other than Section 6.2(a)(i), 6.2(a)(ii) or 6.2(a)(iii)), Section 6.5 (Insurance), Section 6.9 (Notice of Litigation and Default) (other than the last sentence thereof) or Section 6.10 (Further Assurances) and, solely in the case of this clause (a)(iii), Borrower has failed to cure such default within 10 days after the earlier of (A) receipt by Borrower or any of its Subsidiaries of notice thereof from RP or any Lender and (B) the knowledge thereof by Borrower or any of its Subsidiaries; or”

(q) Section 8.11 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 8.11 Purchase Agreement, 2017 PA Amendment, CK-586 RPA and 2022 PA Amendment. A default shall occur in the payment when due in respect of any of Borrower’s obligations under the Purchase Agreement, the 2017 PA Amendment, CK-586 RPA and 2022 PA Amendment and such default continues for fifteen (15) Business Days after the earlier of (a) receipt by the Borrower or any of its Subsidiaries of written notice thereof by Royalty Pharma Investments 2019 ICAV, RPI Finance Trust or a Lender or any of their Affiliates or representatives (or, in each case, any assignee or transferee thereof) and (b) the knowledge of each default by Borrower or any of its Subsidiaries; provided that such fifteen (15) Business Day period shall not commence at any time in which the non-payment is subject to a good faith dispute of the Borrower that is actively and continuously being pursued and negotiated.”

(r) The Loan Agreement is hereby amended by adding the following new Section 8.12.

“Section 8.12 2024 DFA Default. An “Event of Default” (as defined under the 2024 DFA) occurs under the 2024 DFA or any other “Loan Document” (as defined in the 2024 DFA).

(s) Section 9.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Upon the occurrence and during the continuance of an Event of Default, RP may, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, or (ii) by notice to Borrower declare all Obligations (including, without limitation and without duplication, the Regular Default Payment) immediately due and payable and terminate all Commitments (but if an Event of Default described in Section 8.5 occurs, all Obligations (including, without limitation and without duplication, the Specified Default Payment) shall be immediately due and payable and all Commitments shall immediately terminate without any notice or action by RP or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or any other Loan Document (but if an Event of Default described in Section 8.5 occurs, all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or any other Loan Document shall immediately terminate without any action by RP or the Lenders). Without limiting the rights of the Lenders (or any security agent therefor) set forth in the foregoing provisions of this Section 9.1(a), upon the occurrence and during the continuance of an Event of Default, the Lenders (or any security agent therefor) shall have the right, without notice or demand, to do any or all of the following, to the extent the Obligations are secured by any Collateral at such time, subject to the terms and provisions of any applicable Customary Intercreditor Agreement in effect at such time: (A) foreclose upon, dispose of and/or sell or otherwise liquidate, the Collateral, (B) apply to any Obligations any (1) balances and deposits of Borrower or any of its Subsidiaries that is Collateral or which any Lender (or any security agent therefor) holds or controls or (2) any amount held or controlled by any Lender (or any security agent therefor) owing to or for the credit or the account of Borrower or any of its Subsidiaries, or (C) take any other action with respect to the Collateral that (1) any secured creditor has available under the UCC, under other applicable law, in equity or otherwise or (2) any

Lender (or any security agent therefor) has available under any of the Loan Documents, any related documents or any applicable Customary Intercreditor Agreement.”

(t) Section 12.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 12.5 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower, any other Loan Party or any of their respective Subsidiaries is made to RP or any Lender, or RP or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by RP or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy law, debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, (b) all guarantees, security documents (including any Liens on the Collateral granted thereunder) and other documents provided under Section 6.11 shall automatically spring back into existence and be in full force and effect without any action by any Person, and (c) Borrower shall, and shall cause each of its applicable Subsidiaries to, execute and deliver such documents and take such other actions reasonably requested by any Lender in connection with effectuating any of the foregoing (including entering into new such guarantees, security documents and such other documents or reaffirming, ratifying and acknowledging the enforceability and effectiveness of such guarantees, security documents and other documents referenced in clause (b) above).”

(u) The defined term “Applicable Final Payment Amount” in Article 14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Applicable Final Payment Amount” means (a) with respect to Term Loans consisting of a Tranche 1 Advance, a Tranche 4 Advance, a Tranche 5 Advance, a Tranche 6 Advance or a Tranche 7 Advance (or any other Term Loan not consisting of a Tranche 2 Advance or a Tranche 3 Advance) (as applicable), the “Applicable Final Payment Amount (PART 1)” (as defined in PART 1 of Schedule 2.2(c) to this Agreement), and (b) with respect to Term Loans consisting of a Tranche 2 Advance or a Tranche 3 Advance (as applicable), the “Applicable Final Payment Amount (PART 2)” (as defined in PART 2 of Schedule 2.2(c) to this Agreement).

(v) The defined term “Applicable Payment Amount” in Article 14 of the Loan Agreement is hereby amended to remove the footnote at the end of such definition.

(w) The defined term “Loan Documents” in Article 14 of the Loan Agreement is hereby amended to add the following language “(and any guarantee, security agreement, any Customary Intercreditor Agreement or other document provided or entered into by Borrower, any of its Subsidiaries or any other Person pursuant to Section 6.11 or pursuant to Section 12.5)” immediately after the words “RP in connection with this Agreement” in such definition.

(x) The defined term “Permitted Investments” in Article 14 of the Loan Agreement is hereby amended by (x) amending and restating clause (a) as follows and (y) adding new clauses (f) and (g) at the end thereof:

“(a) [ * ];”

“(f) [ * ]; and

(g) [ * ].”

(y) The defined term “Permitted Secured Indebtedness” in Article 14 of the Loan Agreement is hereby amended by [ * ].

(z) The defined term “Tranche 4 Draw Period” in Article 14 of the Loan Agreement is hereby amended by adding the following proviso at the end of such definition immediately before the “.”:

“; provided that, notwithstanding the foregoing (unless otherwise terminated prior to such date by the Lenders holding the remaining Tranche 4 Commitments in their sole discretion), the Tranche 4 Draw Period shall be automatically extended (if applicable) until Change of Control Draw Date.

(aa) The following defined terms are added to Article 14 of the Loan Agreement in alphabetical order:

“2022 PA Amendment” means the Amendment No. 1 to Revenue Participation Right Purchase Agreement to the Revenue Participation Right Purchase Agreement dated as of January 7, 2022, by and between Borrower and Royalty Pharma Investments 2019 ICAV.

“2024 DFA” means the Development Financing Loan Agreement entered into on the date of this Agreement by Borrower and RP, as amended, restated, supplemented or otherwise modified from time to time.

“2024 Transaction Documents” means (a) the 2024 DFA and the other “Loan Documents” (as defined in the 2024 DFA), (b) the CK-586 RPA, and (c) 2022 PA Amendment.

“Change of Control Draw Date” is defined in Section 2.2(b)(ii)

“CK-586 Financing” means, solely to the extent the “Additional Investment Opt-In Right” (as defined in the CK-586 RPA) is not exercised pursuant to Section 2.3 of the CK-586 RPA by the deadline provided therein (after giving effect to all extensions thereof) as permitted by the CK-586 RPA, and solely after such time (if ever), any Indebtedness incurred by Borrower or its Subsidiaries that is secured solely by the CK-586 Product Assets; provided that if such Indebtedness is a Triggering CK-586 Financing, then such Indebtedness shall be required to satisfy all of the conditions, and meet all of the requirements, set forth in Section 6.11 prior to, or at the time of, being incurred by Borrower or such Subsidiary.

“CK-586 RPA” means the CK-586 Revenue Participation Right Purchase Agreement entered into on the date of this Agreement by and between Borrower and Royalty Pharma Investments 2019 ICAV, as amended, restated, supplemented or otherwise modified from time to time.

“CK-586 Product” means any pharmaceutical that contains Borrower’s proprietary small molecule cardiac myosin inhibitor product, referred to as CK-586, and any current or future forms thereof, including any reformulations, prodrugs, metabolites, racemates, deuterated forms, pharmaceutical hydrates, solvates, salts, crystalline, bases, esters, isomers, optical isomers, or polymorphs thereof, in any strength, form, formulation, regimen, administration or delivery route

“CK-586 R&D Cost” means the “R&D Costs” as defined in the CK-586 RPA.

“CK-586 Subsidiary” means a Subsidiary that (a) is bankruptcy remote and for which no liabilities or obligations thereof are responsibilities of, guaranteed by or recourse to, any Loan Party or any of its other Subsidiaries that are not CK-586 Subsidiaries, (b) is established solely for the purpose of Developing and Commercializing CK-586, (c) holds no assets other than Excluded Product Assets, (d) does not guarantee or otherwise provide credit support for any Indebtedness of any Loan Party or any of its other Subsidiaries that are not CK-586 Subsidiaries (other than, to the extent constituting Indebtedness, the obligations under the CK-586 RPA), I has no agreements or other arrangements with any Loan Party or any of its other Subsidiaries, other than customary intercompany licensing agreements, research and development agreements, management agreements and other services agreements (including to provide for the payment of CK-586 R&D Costs), in each case of this clause (e), that are entered into (i) in the ordinary course of business or in the ordinary course of business for a similar ring-fenced transaction for a bankruptcy-remote Subsidiary similar to any applicable CK-586 Subsidiary and (ii) fair and reasonable terms that are no less favorable to a Loan Party (or such other Subsidiary) than would be obtained in an arm’s length transaction with a non-affiliated Person, and (g) receives no investments (and no Investments) or other support of any kind from any Loan Party or any of its other Subsidiaries other than as expressly permitted by clause (g) of the definition of “Permitted Investments”.

“Develop” or “Developing” means engaging in manufacturing, preclinical, clinical, or other research and development activities (including manufacturing activities related thereto) directed towards obtaining Marketing Approval. “Development” means the process of Developing.

“Excluded CK-586 Product Related Assets” means, collectively, “Product Assets” (as defined in the CK-586 RPA) solely related to the CK-586 Product owned by Borrower or any of its Subsidiaries, including (i) all cash and cash equivalents that are “proceeds” (as defined in the UCC) thereof to the extent (A) traceable solely from such sale, license or deposition of such “Product Assets” (as defined in the CK-586 RPA) or (B) traceable solely from the proceeds of any CK-586 Financing, and (ii) any deposit or securities accounts holding such traceable cash and equivalent proceeds referred to in clause (i) directly above.

Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of Equity Interests of the Borrower (or any successor entity) on the date of the declaration or making of the relevant Investment, multiplied by (b) the arithmetic mean of the closing prices per share of such Equity Interests for the 30 consecutive trading days immediately preceding the date of the making of such Investment.

“Permitted Liens” means (a) Liens for Taxes not yet delinquent or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) customary banker’s liens for collection or rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions; (c) any anti-assignment provisions (solely to the extent any such assignment restriction could not be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity) in any Permitted License (or in any in-license or contract, in each case, entered into in the ordinary course permitted under this Agreement); (d) Liens in the nature of right of setoff in favor of counterparties to contractual agreements with Borrower in the ordinary course of business; (e) Liens securing Indebtedness permitted by clause (e) of the definition of “Permitted Secured Indebtedness” to the extent such Liens and Indebtedness is covered by a Customary Intercreditor Agreement to the extent required by (or requested under) Section 6.11; (f) Liens on cash and cash equivalents of Borrower with respect to Indebtedness permitted by clause (b) or clause (c) of the definition of “Permitted Secured Indebtedness”; (g)(i) any retained rights of a licensor under any in-license entered into in the ordinary course of business or (ii) any out-bound Permitted License provided to a licensee permitted under this Agreement; and (h) any Liens in favor of the Lenders or Royalty Pharma Investments 2019 ICAV.

“Prepayment Amount” means, solely with respect to each of a Tranche 6 Advance and a Tranche 7 Advance (and not any other Term Loan), an amount equal to (i) the product of (x) the principal amount of such Tranche 6 Advance or Tranche 7 Advance (as applicable) multiplied by (y) the “Multiplier” specified in the table below corresponding to the time period that the prepayment or payment date falls into, minus (ii) the sum, without duplication, of all payments that have been paid in cash to the Lenders pursuant to Section

2.2(c) in respect of such Tranche 6 Advance or Tranche 7 Advance (as applicable) prior to the relevant prepayment or payment date.

Prepayment or Payment Date	Multiplier
From (and including) the Funding Date of such Term Loan to (and excluding) the first anniversary of such Funding Date	150%
From (and including) the first anniversary of the Funding Date of such Term Loan to (and excluding) the second anniversary of such Funding Date	155%
From (and including) the second anniversary of the Funding Date of such Term Loan to (and excluding) the third anniversary of such Funding Date	160%
From (and including) the third anniversary of the Funding Date of such Term Loan to (and excluding) the fourth anniversary of such Funding Date	164%
From (and including) the fourth anniversary of the Funding Date of such Term Loan to (and excluding) the fifth anniversary of such Funding Date	169%
From (and including) the fifth anniversary of the Funding Date of such Term Loan to (and excluding) the sixth anniversary of such Funding Date	173%
From (and including) the sixth anniversary of the Funding Date of such Term Loan to (and excluding) the seventh anniversary of such Funding Date	177%
From (and including) the seventh anniversary of the Funding Date of such Term Loan to (and excluding) the eighth anniversary of such Funding Date	181%
From (and including) the eighth anniversary of the Funding Date of such Term Loan to (and excluding) the ninth anniversary of such Funding Date	186%
From (and including) the ninth anniversary of the Funding Date of such Term Loan	190%

“Product Assets” means (i) the “Product Assets” as defined in the Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time) and (ii) the “Product Assets” as defined in the 2024 DFA.

“Ring-Fenced CK-586 Financing” means a CK-586 Financing that meets one of the following conditions: (i) such CK-586 Financing (a) is structured as a “true sale” of royalties or revenues on customary terms and conditions for such transactions (it being agreed that the terms of the CK-586 RPA and the Purchase Agreement shall be deemed customary), and (b) does not include any put or default provisions that could result in the acceleration of payment of such royalties or revenues or a multiple of invested capital or other amounts becoming payable or liquidated damages or similar provisions, or (ii) such CK-586 Financing is effectuated through one or more CK-586 Subsidiaries and is non-recourse to Borrower and its other Subsidiaries (other than representations, warranties and “bad person” indemnities that are customary and market for non-recourse structured and bankruptcy remote transactions) and does not include liquidated damages or similar provisions that are recourse to Borrower or its other Subsidiaries.

“Third Amendment Effective Date” means May 22, 2024.

“Tranche 4 Mandatory Full Draw Condition” is defined in Section 2.2(b)(ii).

“Tranche 6 Advance” is defined in Section 2.2(a)(vi).

“Tranche 7 Advance” is defined in Section 2.2(a)(vii).

“Tranche 7 Commitment” is defined in Section 2.2(a)(vii).

“Tranche 7 Draw Condition” is defined in the definition of “Tranche 7 Draw Period”.

“Tranche 7 Draw Period” means the one (1) year period commencing on the date of the occurrence of Marketing Approval by the FDA of aficamten for the treatment of adults with symptomatic New York Heart Association (NYHA) class II-III obstructive hypertrophic cardiomyopathy (HCM) to improve functional capacity and symptoms with a Risk Evaluation and Mitigation Strategy (REMS) that is no more restrictive or burdensome than the then applicable REMS for CAMZYOS (mavacamten), including with respect to monitoring for detection of heart failure or screening for drug interactions (such occurrence, the “Tranche 7 Draw Condition”).

“Treasury Rate” means as of any date, the rate of interest per annum on U.S. Treasury Notes having a maturity of 10 years as shown in the 10 year listing in the “this week” column under the heading “Treasury Constant Maturities” of the FEDERAL RESERVE statistical release FORM H 15 which has been most recently published (or, if for any reason that published rate as of a date not more than ten (10) days prior to the date of determination is not available, another rate determined by RP to be comparable, in its reasonable discretion, will be used for this purpose).

“Triggering CK-586 Financing” means a CK-586 Financing that is not a Ring-Fenced CK-586 Financing and is not entered into with a Lender (or Royalty Pharma Investments 2019 ICAV).

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

(bb) Schedule 1.1 of the Loan Agreement is hereby deleted and replaced by the schedule in Annex A hereto.

(cc) PART 1 of Schedule 2.2(c) of the Loan Agreement is hereby amended by amending and restating the parenthetical immediately above the table in PART 1 of such Schedule 2.2(c) in its entirety as follows: “(Applicable to Term Loans consisting of a Tranche 1 Advance, a Tranche 4 Advance, a Tranche 5 Advance, a Tranche 6 Advance or a Tranche 7 Advance (or any other Term Loan not consisting of a Tranche 2 Advance or a Tranche 3 Advance))”.

Section 4 Conditions Precedents to Effectiveness of the Third Amendment and the Credit Extension in respect to the Tranche 6 Advance. On and as of the Third Amendment Effective Date when the following conditions shall have been satisfied, (i) this Third Amendment and the amendments set forth herein shall become effective and (ii) the conditions precedent to the Credit Extension in respect of the Tranche 6 Advance shall be deemed satisfied notwithstanding Section 3.2 of the Loan Agreement:

(a) Lender shall have received a counterpart signature page of this Third Amendment and each 2024 Transaction Document duly executed by Borrower and which are in full force and effect;

(b) Lender shall have received an executed Disbursement Letter in respect of the Tranche 6 Advance;

(c) Lender shall have received a duly executed original Promissory Notes in favor of Lender in respect of the Tranche 6 Advance;

(d) the representations and warranties set forth in Section 5 of this Third Amendment (and the certifications, representations and warranties in any certificates and other documents required to be delivered on the date hereof (or made (or deemed made) as of the date hereof) under this Section 4 and in any 2024 Transaction Documents) are true, accurate and complete;

(e) no default (including prior to giving effect to any grace or cure period) under any Loan Document or Event of Default shall have occurred and be continuing or result from Borrower entering into this Third Amendment;

(f) Lenders shall have received (i) the Operating Documents and good standing certificates of Borrower and its Subsidiaries that are Loan Parties certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction of organization or formation and such jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date, (ii) resolutions of the board of directors (or comparable governing body) of the Borrower and its Subsidiaries that are Loan Parties authorizing the execution and delivery of this Third Amendment, the 2024 Transaction Documents and the other ancillary documents required to be delivered under this Third Amendment or any of the 2024 Transaction Documents and the performance thereby of all obligations hereunder or thereunder and the consummation of the other transactions contemplated by this Third Amendment or any 2024 Transaction Document, (iii) an incumbency certificate certifying as to the officers who will be executing and delivering (and who are authorized to execute and deliver) this Third Amendment, the 2024 Transaction Documents and the other ancillary documents required to be delivered under this Third Amendment or any of the 2024 Transaction Documents, and (iv) an officer’s certificate of the Borrower and its Subsidiaries that are Loan Parties duly executed and delivered by the President, Chief Executive Officer or Chief Financial Officer of the Borrower and any such Subsidiaries attaching the documents and items listed in the foregoing clauses of this Section 4(f) and certifying as to the truthfulness, correctness and completeness thereof;

(g) (i) Lenders shall have received a duly executed legal opinion of counsel to Borrower with respect to this Third Amendment, any Loan Documents entered into on or about the Effective Date, the 2024 DFA and any “Loan Documents” (as defined in the 2024 DFA) entered into on or about the Effective Date and the transactions contemplated hereby and thereby in form and substance satisfactory to the Lenders, and (ii) Royalty Pharma Investments 2019 ICAV shall have received a duly executed legal opinion of counsel to Borrower with respect to the 2024 Transaction Documents (other than the 2024 DFA and any “Loan Documents” (as defined in the 2024 DFA)) and the transactions contemplated thereby in form and substance satisfactory to the Lenders; and

(h) Lender shall have received a certificate of a Responsible Officer of Borrower and each of its Subsidiaries that are Loan Parties certifying, among other things, to (i) the conditions set forth in this Section 4 having been satisfied and (ii) Borrower and its Subsidiaries each being Solvent.

Section 5 Representations and Warranties. Borrower represents and warrants that the representations and warranties in Article 5 of the Loan Agreement (as amended by this Third Amendment) in any certificates and other documents required to be delivered on the date hereof (or made (or deemed made) as of the date hereof) under Section 4 and in any 2024 Transaction Documents are true, accurate and complete in all material respects on the Third Amendment Effective Date; provided, however that those representations and warranties expressly referring to a specific date are true, accurate and complete in all material respects as of such date; and provided, further that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof or thereof.

Section 6 Governing Law; Submission to Jurisdiction; Waiver Of Jury Trial.

(a) GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b) JURISDICTION; VENUE.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS RESPECTIVE PROPERTY AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND BORROWER AND ITS SUBSIDIARIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. BORROWER AND ITS SUBSIDIARIES HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH OF BORROWER AND ITS SUBSIDIARIES HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH NEW YORK STATE AND FEDERAL COURTS. BORROWER AND ITS SUBSIDIARIES AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT PROCESS MAY BE SERVED ON BORROWER AND ITS SUBSIDIARIES IN THE SAME MANNER THAT NOTICES MAY BE GIVEN PURSUANT TO ARTICLE 10 OF THE LOAN AGREEMENT.

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF BORROWER AND ITS SUBSIDIARIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 7 Miscellaneous.

(a) No Novation. This Third Amendment is not intended by the parties hereto to be, and shall not be construed to be, a novation of the Loan Agreement or any other Loan Document or an accord and satisfaction in regard thereto.

(b) Reaffirmation. Borrower acknowledges, agrees and reaffirms (i) that it is bound by all of the terms of the Loan Documents, and (b) that it is responsible for the full complete performance and payment of all Obligations. Furthermore, Borrower acknowledges, agrees and confirms that by entering into this Third Amendment, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of any Loan Document or any of their rights or remedies under the Loan Documents or any applicable law or any of the obligations of Borrower thereunder.

(c) Ratification. The Loan Agreement, as modified hereby, and the obligations of Borrower thereunder and under the other Loan Documents, are hereby ratified and confirmed by Borrower and shall remain in full force and effect according to their terms.

(d) No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as modified hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

(e) Severability. In case any provision of or obligation under this Third Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(f) Headings. Headings and captions used in this Third Amendment are included for convenience of reference only and shall not be given any substantive effect.

(g) Loan Document; Integration. This Third Amendment constitutes a Loan Document. This Third Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(h) Counterparts. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Third Amendment by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telecopy or other electronic method of transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(signature pages to follow)

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written above.

BORROWER:

CYTOKINETICS, INCORPORATED,
a Delaware corporation

By:	/s/ Robert I. Blum
Name:	Robert I. Blum
Title:	President & Chief Executive Officer

LENDER:

ROYALTY PHARMA DEVELOPMENT FUNDING, LLC
By: Royalty Pharma Holdings, Ltd., its Manager

By:	/s/ George Lloyd
Name:	George Lloyd
Title:	Director

ANNEX A

Schedule 1.1

Commitments

Commitments Lender	Type of Term Loan Commitment	Amount of Such Type of Term Loan Commitment	Percentage of Such Type of Term Loan Commitment
ROYALTY PHARMA DEVELOPMENT FUNDING, LLC	Commitment to make Tranche 1 Advance	$50,000,000	100%
ROYALTY PHARMA DEVELOPMENT FUNDING, LLC	Tranche 2 Commitment	$0	100% [***EXPIRED***]
ROYALTY PHARMA DEVELOPMENT FUNDING, LLC	Tranche 3 Commitment	$0	100% [***EXPIRED***]
ROYALTY PHARMA DEVELOPMENT FUNDING, LLC	Tranche 4 Commitment	$75,000,000	100%
ROYALTY PHARMA DEVELOPMENT FUNDING, LLC	Tranche 5 Commitment	$100,000,000	100%
ROYALTY PHARMA DEVELOPMENT FUNDING, LLC	Commitment to make Tranche 6 Advance	$50,000,000	100%
ROYALTY PHARMA DEVELOPMENT FUNDING, LLC	Tranche 7 Commitment	$175,000,000	100%
Total	Aggregate Term Loan Commitments	$450,000,000	100%